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                                                            AS FILED PURSUANT TO
                                                            RULE 424(b)(5) UNDER
                                                      THE SECURITIES ACT OF 1933
                                                     REGISTRATION NO. 333-100418

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED NOVEMBER 22, 2002

(TO PROSPECTUS DATED NOVEMBER 22, 2002)

                                  $497,249,999
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         (COUNTRYWIDE HOME LOANS LOGO)
                           SELLER AND MASTER SERVICER

                    CHL MORTGAGE PASS-THROUGH TRUST 2002-31
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-31

                             ---------------------

     This Supplement revises the Prospectus Supplement dated November 22, 2002 to the Prospectus dated November 22, 2002 with respect to the above captioned series of certificates.

     Notwithstanding the first paragraph under "Description of the Certificates -- Book-Entry Certificates" on page S-30 of the Prospectus Supplement, investors may hold the beneficial interests in the Class A-2 and Class A-12 Certificates in minimum denominations representing an original principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

     Notwithstanding the order of priority set forth numerically under "Senior Principal Distribution Amount" under "Description of the
Certificates -- Principal" on pages S-36 and S-37 of the Prospectus Supplement,
(1) the word "and" at the end of Rule "4.b.(3)" on page S-37 is stricken, (2) the following is inserted as Rule "5." on page S-37: "to the Class A-2 Certificates, until its Class Certificate Balance is reduced to zero; and" and
(3) the current Rule "5." on page S-37 is renumbered as Rule "6." .

GOLDMAN, SACHS & CO.                                    BEAR, STEARNS & CO. INC.

               The date of this Supplement is November 26, 2002.